INDUSTRIAL DATA SYSTEMS CORPORATION

                             STOCK OPTION AGREEMENT


     1. Grant of Option. Industrial Data Systems Corporation, a Nevada corporation (the "Company") hereby grants to

                                  Dana Swindler
                              (the "Option Holder")

an option to purchase from the Company a total of 234,774 shares of Common Stock. $.001 par value, of the Company at $4.26 per share, in the amounts, during the periods and upon the terms and conditions set forth in this Agreement.

     2. Time of Exercise. Except only as specifically provided elsewhere in this Agreement, this option is exercisable, in whole or in part, at any time prior to the date specified in Section 4 hereof.

     3. Exercise of Option. The exercise of this option shall entitle the Option Holder to purchase shares of Common Stock of the Company. If requested by the Option Holder, the Option Holder may exercise this option or any portion hereof by tendering shares of Common Stock, in lieu of cash payment for the option shares being purchased, with the number of shares tendered to be determined by the fair market value per share of the Common Stock on the date of exercise, as determined by the Company.

     4. Term. This option will terminate at 5 p.m. on September 19, 2006.

     5. Who May Exercise. During the lifetime of the Option Holder, this option may be exercised only by the Option Holder. If the Option Holder dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code, as amended) prior to the termination date specified in Section 4 hereof without having exercised the option as to all of the shares covered hereby, the option may be exercised to the extent of the total remaining shares that have not been purchased by exercise by the Option Holder prior to the date of his death or disability at any time prior to the date specified in Section 4 hereof by (i) the Option Holder's estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Option Holder



INDUSTRIAL DATA SYSTEMS CORPORATION
STOCK OPTION AGREEMENT-Dana Swindler                                      Page 1

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in the event of the Option Holder's death, or (ii) the Option Holder or his personal representative in the event of the Option Holder's disability, subject to the other terms of this Agreement and applicable laws, rules and regulations. For purposes of this Agreement, the Company shall determine the date of disability of the Option Holder.

     6. Restrictions on Exercise. This option:

          (a) may be exercised only with respect to full shares and no fractional share of stock shall be issued; and

          (b) may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any government authority of any kind having jurisdiction over the exercise of options shall not have been secured.

     7. Manner of Exercise. Subject to such administrative regulations as the Board of Directors of the Company (the "Board") may from time to time adopt, the Option Holder or beneficiary shall, in order to exercise this option.

          (a) give written notice to the Company of the exercise price and the number of shares which he will purchase and tender payment of such exercise price in United States dollars before issuance of such shares; or

          (b) give written notice to the Company of the exercise price and the number of shares which he will purchase and tender other shares of Common Stock in exchange for the option shares.

     Any notice shall include an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the option evidenced by this Agreement,
(ii) to determine whether registration is then required under the Securities Act of 1933, or any other law, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

     If the Option Holder elects to exercise this option or portion hereof by payment of Common Stock, the Company may, upon confirming that the Option Holder owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of this option less the number of shares being tendered upon the exercise and return to the Option Holder (or not require surrender of) the certificate for the shares being tendered upon the exercise.




INDUSTRIAL DATA SYSTEMS CORPORATION
STOCK OPTION AGREEMENT-Dana Swindler                                      Page 2

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     If the Option Holder does not elect to exercise this option or portion hereof by payment of Common Stock, the Option Holder may exercise this option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that the Option Holder and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure.

     8. Non-Assignability. This option is not assignable or transferable by the Option Holder except by will or by the laws of descent and distribution.

     9. Rights of Shareholder. The Option Holder will have no rights as a shareholder with respect to any shares covered by this option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     10. Capital Adjustments; Antidilution. The number of shares of Common Stock covered by this option, and the option price thereof, shall be subject to such adjustment as the Board deems appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

     In the event the Company shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall be the surviving corporation, the rights and duties of the Option Holder and the Company shall not be affected in any manner. In the event the Company shall sell all or substantially all of its assets or shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall not be the surviving corporation, or in the event any other person or entity may make a tender or exchange offer for stock of the Company whereby such other person or entity would own more than 50% of the outstanding Common Stock of the Company (the surviving corporation, purchaser, or tendering corporation being collectively referred to as the "Purchaser"), then the Company shall reach an agreement with the Purchaser that the Purchaser will convert this option into an option of at least equal value as to stock of the Purchaser.



INDUSTRIAL DATA SYSTEMS CORPORATION
STOCK OPTION AGREEMENT-Dana Swindler                                      Page 3

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     11. Law Governing. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of such State.

     12. Date of Grant. The date of grant of this option is December 21, 2001.

     13. Replacement of Prior Option. This Agreement is issued in replacement of that certain Incentive Stock Option Agreement of Petrocon Engineering, Inc. dated September 20, 1996 evidencing the right to purchase upon exercise up to 225,225 shares of Common Stock, $.001 par value, of Petrocon Engineering, Inc. at $4.44 per share.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Option Holder, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 12 hereof.


                                        INDUSTRIAL DATA SYSTEMS CORPORATION


                                        By: /s/ William A. Coskey
                                        ----------------------------------------
                                                William A. Coskey



                                            /s/ Dana Swindler
                                        ----------------------------------------
                                                Dana Swindler, Option Holder










INDUSTRIAL DATA SYSTEMS CORPORATION
STOCK OPTION AGREEMENT-Dana Swindler                                      Page 4